UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

AmerisourceBergen Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

AmerisourceBergen Corporation (“Registrant”) held its annual Investor Day Meeting in New York City on December 15, 2009 at 12:30 p.m. Eastern Standard Time.

In a news release, issued on December 15, 2009, the Registrant announced that it expects diluted earnings per share for the quarter ending December 31, 2009 to be several cents above the current consensus of $0.43 per share due primarily to expected revenue growth of more than 10 percent in the December quarter and the contribution from the sale of generic pharmaceuticals. The Registrant also announced that it now expects its diluted earnings per share in fiscal year 2010 to be at the higher end of its previously announced range of $1.82 to $1.92 per share.

The news release issued on December 15, 2009 is filed as Exhibit 99.1 to this report and the slides that Registrant presented at the Investor Day Meeting are filed as Exhibit 99.2 to this report. Exhibits 99.1 and 99.2 are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

99.1 News Release, dated December 15, 2009, regarding Registrant’s earnings for the fiscal quarter ending December 31, 2009 and fiscal year 2010 diluted earnings per share guidance.

99.2 Slides for Investor Day Meeting held on December 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: December 15, 2009

By: /s/ Michael D. DiCandilo
Name: Michael D. DiCandilo
Title: Executive Vice President
          and Chief Financial Officer